SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

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HANSEN NATURAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	39-1679918
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of Principal Executive Offices) (Zip Code)

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

(Full Title of the Plan)

Rodney C. Sacks

Chairman of the Board of Directors

and Chief Executive Officer

Hansen Natural Corporation

1010 Railroad Street

Corona, California 92882

(Name and Address of Agent for Service)

(951) 739-6200

(Telephone Number, Including Area Code, of Agent for Service)

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Copies to:

Benjamin M. Polk, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

(212) 756-2000

EXPLANATORY NOTE

Stock Option Plan for Outside Directors

The sole purpose of this Post-Effective Amendment No. 1 is to reflect an amendment to the Company’s Stock Option Plan for Outside Directors (the “1994 Plan”), which amendment extends the term of the plan through November 30, 2004.

On May 19, 1995, the Company filed a Registration Statement on Form S-8, registering 1,600,000 shares of common stock, for issuance in accordance with the terms of the 1994 Plan (File Number: 33-92526). This Registration Statement is incorporated by reference herein.

On April 20, 2007, the Company held the special meeting of stockholders, at which stockholders approved the amendment to Section 4(a) of the 1994 Plan, which extended the time period during which grants may be made under the 1994 Plan through November 30, 2004. Previously the 1994 Plan provided that no option shall be granted after the “expiration of ten years from the effective date” of the 1994 Plan, i.e., July 8, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Stock Option Plan for Outside Directors *

24.1	Powers of attorney (included in the Registration
Statement on Form S-8 filed on May 19, 1995 under
“Signatures”) **

24.2	Powers of attorney (included in this post effective amendment under “Signatures”)

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*	Filed herewith.
**	Previously filed with the Registration Statement on Form S-8 on May 19, 1995, to which this Post-Effective Amendment No. 1 relates and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post effective amendment to the Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, the State of California, on June 20, 2007.

HANSEN NATURAL CORPORATION

By: /s/ Rodney C. Sacks
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Name: Rodney C. Sacks
Title: Chairman of the Board of Directors
and Chief Executive Officer

                Pursuant to the requirements of the Securities Act, this post effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

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/s/ Rodney C. Sacks	Chairman of the Board of	June 20, 2007
----------------------	Directors and Chief
Rodney C. Sacks	Executive Officer (principal
executive officer)

/s/ Hilton H. Schlosberg	Vice Chairman of the Board	June 20, 2007
------------------------	of Directors, President, Chief
Hilton H. Schlosberg	Operating Officer, Chief
Financial Officer and
Secretary (principal financial
officer, controller, and
principal accounting officer)

*	Director	June 20, 2007

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Norman C. Epstein

*	Director	June 20, 2007

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Benjamin M. Polk

*	Director	June 20, 2007

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Harold C. Taber, Jr.

By: /s/ Rodney C. Sacks	June 20, 2007
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Rodney C. Sacks
Attorney in Fact

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney C. Sacks and Hilton H. Schlosberg, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Hansen Natural Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Sydney Selati	Director	June 20, 2007

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Sydney Selati

/s/ Mark S. Vidergauz	Director	June 19, 2007

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Mark S. Vidergauz